Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Carpenter Technology Corp. of our reports dated August 24, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Carpenter Technology Corporation’s Annual Report on Form 10-K for the year ended June 30, 2011.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

June 15, 2012